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                                                             EXHIBIT 5.1


               [Letterhead of Jones, Day, Reavis & Pogue]






                                 April 23, 1998


Dunn Computer Corporation
1306 Squire Court
Sterling, Virginia 20166


Ladies and Gentlemen:

          We are acting as special counsel for Dunn Computer Corporation, a Virginia corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1, Registration No. 333-47631 (the "Registration Statement"), under the Securities Act of 1933, as amended, with respect to the registration of (i) 3,250,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Offering Shares") and (ii) up to 487,500 shares of Common Stock, par value $0.001 per share, of the Company (the "Over-Allotment Shares") that may be sold pursuant to an over-allotment option granted in the Underwriting Agreement (defined below) (of which Over-Allotment Shares up to 243,750 shares may be sold by the Company and up to 243,750 shares may be sold by certain Selling Stockholders). The Offering Shares and the Over-Allotment Shares, if any, that will be sold pursuant to the Underwriting Agreement (the "Underwriting Agreement") between the Company and Ferris, Baker Watts, Incorporated and Gerard Klauer Mattison & Co., Inc. are herein collectively referred to as the "Shares".

          We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered by the Company or sold by the Selling Stockholders to the Underwriters pursuant to the Underwriting Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid, and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                   Very truly yours,


                                   /s/ Jones, Day, Reavis & Pogue